Exhibit 4.2

20/20 GENESYSTEMS, INC.

SERIES C PREFERRED STOCK SUBSCRIPTION AGREEMENT

NOTICE TO SUBSCRIBERS

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, SUBSCRIBERS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO PROSPECTIVE SUBSCRIBER IN CONNECTION WITH THIS OFFERING INCLUDING OVER THE WEB-BASED PLATFORM MAINTAINED BY SEEDINVEST TECHNOLOGY, LLC (THE “PLATFORM”) OR THROUGH SI SECURITIES, LLC (THE “PLACEMENT AGENT”). ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SECURITIES CANNOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT. IN ADDITION, THE SECURITIES CANNOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS. SUBSCRIBERS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 4(f). THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH SUBSCRIBER IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY SUBSCRIBER IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PROSPECTIVE SUBSCRIBERS MAY NOT TREAT THE CONTENTS OF THE SUBSCRIPTION AGREEMENT, THE OFFERING CIRCULAR OR ANY OF THE OTHER MATERIALS PROVIDED BY THE COMPANY OR AVAILABLE ON THE COMPANY’S WEBSITE OR THE PLATFORM (COLLECTIVELY, THE “OFFERING MATERIALS”), OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING “TESTING THE WATERS” MATERIALS) AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, SUBSCRIBERS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. EACH PROSPECTIVE SUBSCRIBER SHOULD CONSULT THE SUBSCRIBER’S OWN COUNSEL, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE SUBSCRIBER’S PROPOSED INVESTMENT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS, INCLUDING THE RISK FACTORS DESCRIBED IN THE COMPANY’S OFFERING STATEMENT FOR THIS OFFERING. SUBSCRIBERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

SUBSCRIPTION AGREEMENT

This subscription agreement (this “Agreement”) is entered into by and between 20/20 GeneSystems, Inc., a Delaware corporation (hereinafter the “Company”) and the undersigned (hereinafter the “Subscriber”) as of the date set forth on the signature page hereto. Any term used but not defined herein shall have the meaning set forth in the Offering Circular (as defined below).

BACKGROUND

A. The Company desires to offer up to 3,340,909 shares of Series C Preferred Stock, par value $0.01 per share (the “Series C Stock”), on a “best efforts” basis pursuant to Regulation A of Section 3(b)(2) of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Tier 2 offering (the “Offering”), with no minimum offering requirement, at a purchase price of $4.40 per share (the “Per Share Purchase Price”), for total gross proceeds of up to $14,700,000 (the “Maximum Offering”).

B. The Subscriber desires to acquire that number of shares of Series C Stock (the “Shares”) as set forth on the signature page hereto at the Per Share Purchase Price.

C. The Offering will terminate on the first to occur of: (i) the date on which the Maximum Offering is completed; (ii) the date which is one year from the Offering being qualified by the Securities and Exchange Commission (“SEC”); or (iii) the date on which the Offering is earlier terminated by the Company in its sole discretion, subject to the Company’s right to undertake one or more closings (each, a “Closing”) on a rolling basis (in each case, the “Termination Date”).

AGREEMENT

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. Subscription.

(a) The Subscriber hereby irrevocably subscribes for and agrees to purchase Shares upon the terms and conditions set forth herein. The aggregate purchase price for the Shares with respect to each Subscriber (the “Purchase Price”) is payable in the manner provided in Section 2 below.

(b) The Subscriber understands that the Shares are being offered pursuant to the Company’s Offering Circular, dated January 8, 2020, and its exhibits (collectively, the “Offering Circular”) as filed with the SEC. By subscribing to the Offering, the Subscriber acknowledges that the Subscriber has received and reviewed a copy of the Offering Circular and any other information required by the Subscriber to make an investment decision with respect to the Shares. After the Offering Circular has been qualified by the SEC, The Bryn Mawr Trust Company of Delaware, appointed by the Company as escrow agent for the Offering (the “Escrow Agent”), will accept tenders of funds to purchase the Shares. The Company will close on investments on a “rolling basis,” pursuant to the terms of the Offering Circular. As a result, not all investors will receive their Shares on the same date.

(c) This subscription may be accepted or rejected in whole or in part, for any reason or for no reason, at any time prior to the Termination Date, by the Company at its sole and absolute discretion. In addition, the Company, at its sole and absolute discretion, may allocate to the Subscriber only a portion of the number of the Shares that the Subscriber has subscribed for hereunder. The Company will notify the Subscriber whether this subscription is accepted (whether in whole or in part) or rejected. If the Subscriber’s subscription is rejected, the Subscriber’s payment (or portion thereof if partially rejected) will be returned to the Subscriber without interest and all of the Subscriber’s obligations hereunder shall terminate. In the event of rejection of this subscription in its entirety, or in the event the sale of the Shares (or any portion thereof) to the Subscriber is not consummated for any reason, this Agreement shall have no force or effect, except for Section 5 hereof, which shall remain in force and effect, and investors will have their subscription funds promptly refunded without interest thereon or deduction therefrom.

(d) The Company may close on investments on a “rolling” basis at its discretion. Funds will remain in escrow until a Closing has occurred. Upon a Closing, the Escrow Agent will release the funds to the Company. In the event that the Offering does not close by the Termination Date, any funds tendered will be promptly returned by the Escrow Agent, without interest or deduction.

2. Payment and Purchase Procedure.

(a) The Purchase Price for the Shares shall be paid simultaneously with the execution and delivery to the Company of the signature page of this Agreement. The Subscriber shall deliver a signed copy of this Agreement, along with payment for the aggregate Purchase Price of the Shares by any means approved by the Company, including by ACH electronic transfer, wire transfer, by debit card, or by any combination of such methods.

(b) Payment for the Shares must be received by the Escrow Agent from the Subscriber at least two (2) days prior to the applicable Closing date, in the amount set forth on the signature page hereto. Upon such Closing date, the Escrow Agent shall release such funds to the Company.

(c) The Subscriber shall receive notice and evidence of the digital entry of the number of the Shares owned by the Subscriber reflected on the books and records of the Company and verified by VStock Transfer, LLC, the Company’s transfer agent.

3. Representations and Warranties of the Company. The Company represents and warrants to the Subscriber that the following representations and warranties are true and complete in all material respects as of the date of each Closing:

(a) The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Shares and any other agreements or instruments required hereunder. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

(b) The issuance, sale and delivery of the Shares in accordance with this Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, will be duly and validly issued, fully paid and non-assessable.

(c) The acceptance by the Company of this Agreement and the consummation of the transactions contemplated hereby are within the Company’s powers and have been duly authorized by all necessary corporate action on the part of the Company. Upon the Company’s acceptance of this Agreement, this Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (ii) as limited by general principles of equity that restrict the availability of equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or state securities laws.

4. Representations and Warranties of the Subscriber. By subscribing to the Offering, the Subscriber (and, if the Subscriber is purchasing the Shares subscribed for hereby in a fiduciary capacity, the person or persons for whom the Subscriber is so purchasing) represents and warrants to the Company, which representations and warranties are true and complete in all material respects, as of the date of each Closing:

(a) The Subscriber has all necessary power and authority under all applicable provisions of law to subscribe to the Offering, to execute and deliver this Agreement and to carry out the provisions thereof. All actions on the Subscriber’s part required for the lawful subscription to the Offering have been or will be effectively taken prior to the Closing. Upon subscribing to the Offering, this Agreement will be a valid and binding obligation of the Subscriber, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

(b) The Subscriber acknowledges the public availability of the Offering Circular, which can be viewed on the SEC Edgar Database under the file number 024-11056. The Offering Circular describes the terms and conditions of the Offering and the risks associated therewith are described. The Subscriber has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. The Subscriber has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. The Subscriber acknowledges that except as set forth herein, no representations or warranties have been made to the Subscriber, or to the Subscriber’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

(c) The Subscriber has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of the Subscriber’s investment in the Shares, and to make an informed decision relating thereto. Alternatively, the Subscriber has utilized the services of a purchaser representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of the Subscriber’s investment in the Shares, and to make an informed decision relating thereto. The Subscriber has evaluated the risks of an investment in the Shares, including those described in the section of the Offering Circular entitled “Risk Factors,” and has determined that the investment is suitable for the Subscriber. The Subscriber has adequate financial resources for an investment of this character. The Subscriber could bear a complete loss of the Subscriber’s investment in the Company.

(d) The Subscriber understands that the Shares are not being registered under the Securities Act, on the ground that the issuance thereof is exempt under Regulation A of Section 3(b) of the Securities Act, and that reliance on such exemption is predicated in part on the truth and accuracy of the Subscriber’s representations and warranties, and those of the other purchasers of the Shares in the Offering. The Subscriber further understands that the Shares are not being registered under the securities laws of any states on the basis that the issuance thereof is exempt as an offer and sale not involving a registrable public offering in such state, since the Shares are “covered securities” under the National Securities Market Improvement Act of 1996. The Subscriber covenants not to sell, transfer or otherwise dispose of any Shares unless such Shares have been registered under the Securities Act and under applicable state securities laws, or exemptions from such registration requirements are available.

(e) The Subscriber acknowledges and agrees that there is no ready public market for the Shares and that there is no guarantee that a market for their resale will ever exist. The Company has no obligation to list any of the Shares on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Shares. The Subscriber must bear the economic risk of this investment indefinitely and the Subscriber acknowledges that the Subscriber is able to bear the economic risk of losing the Subscriber’s entire investment in the Shares.

(f) The Subscriber represents that either: (i) the Subscriber is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act; or (ii) the Purchase Price, together with any other amounts previously used to purchase Shares in the Offering, does not exceed ten percent (10%) of the greater of the Subscriber’s annual income or net worth (or in the case where the Subscriber is a non-natural person, their revenue or net assets for such Subscriber’s most recently completed fiscal year end). The Subscriber represents that to the extent it has any questions with respect to its status as an accredited investor, or the application of the investment limits, it has sought professional advice.

(g) Within five (5) days after receipt of a request from the Company, the Subscriber hereby agrees to provide such information with respect to its status as a stockholder (or potential stockholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject, including, without limitation, the need to determine the accredited investor status of the Company’s stockholders.

(h) The Subscriber acknowledges that the Per Share Purchase Price of the Shares to be sold in the Offering was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value. The Subscriber further acknowledges that future offerings of securities of the Company may be made at lower valuations, with the result that the Subscriber’s investment will bear a lower valuation.

(i) The Subscriber maintains the Subscriber’s domicile (and is not a transient or temporary resident) at the address provided with the Subscriber’s subscription.

(j) If the Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Subscriber’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

(k) If the Subscriber is purchasing the Shares in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, the Subscriber has been duly authorized and empowered to execute this Agreement and all other subscription documents. Upon request of the Company, the Subscriber will provide true, complete and current copies of all relevant documents creating the Subscriber, authorizing its investment in the Company and/or evidencing the satisfaction of the foregoing.

5. Indemnity. The representations, warranties and covenants made by the Subscriber herein shall survive the closing of this Agreement. The Subscriber agrees to indemnify and hold harmless the Company and its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the foregoing in connection with the Offering.

6. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Offering Circular, including, without limitation, this Agreement, shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

7. Market Stand-Off. If so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any underwritten or Regulation A+ offering of securities of the Company under the Securities Act, the undersigned shall not sell or otherwise transfer any Shares or other securities of the Company during the 30-day period preceding and the 270-day period following the effective date of a registration or offering statement of the Company filed under the Securities Act for such public offering or Regulation A+ offering or underwriting (or such shorter period as may be requested by the Managing Underwriter and agreed to by the Company). The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

8. Notices. Notice, requests, demands and other communications relating to this Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) emailed on the date of such delivery to the address of the respective parties as follows, (i) if to the Company, to 20/20 GeneSystems, Inc., 9430 Key West Ave, Rockville, MD 20850, jcohen@2020gene.com, and (ii) if to the Subscriber, at the Subscriber’s address supplied in connection with this subscription, or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice. Any notices, requests, demands or other communications by email shall be confirmed by letter given in accordance with (a) or (b) above. All notices and communications to be given or otherwise made to the Subscriber shall be deemed to be sufficient if sent by e-mail to such address provided by the Subscriber in connection with this subscription. Unless otherwise specified in this Agreement, the Subscriber shall send all notices or other communications required to be given hereunder to the Company via e-mail at jcohen@2020gene.com. Any such notice or communication shall be deemed to have been delivered and received on the first business day following that on which the e-mail has been sent (assuming that there is no error in delivery). As herein, the term “business day” shall mean any day other than a day on which banking institutions in the State of Delaware are legally closed for business.

9. Miscellaneous. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require. Other than as set forth herein, this Agreement is not transferable or assignable by the Subscriber. The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon the Subscriber and its heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns. None of the provisions of this Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and the Subscriber. In the event any part of this Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never the subject of agreement. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law. This Agreement supersedes all prior discussions and agreements between the parties, if any, with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. This Agreement may be executed in one or more counterparts. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

10. Consent to Electronic Delivery of Notices, Disclosures and Forms. The Subscriber understands that, to the fullest extent permitted by law, any notices, disclosures, forms, privacy statements, reports or other communications (collectively, “Communications”) regarding the Company, the Subscriber’s investment in the Company and the Shares (including annual and other updates and tax documents) may be delivered by electronic means, such as by e-mail. The Subscriber hereby consents to electronic delivery as described in the preceding sentence. In so consenting, the Subscriber acknowledges that e-mail messages are not secure and may contain computer viruses or other defects, may not be accurately replicated on other systems or may be intercepted, deleted or interfered with, with or without the knowledge of the sender or the intended recipient. The Subscriber also acknowledges that an e-mail from the Company may be accessed by recipients other than the Subscriber and may be interfered with, may contain computer viruses or other defects and may not be successfully replicated on other systems. Neither the Company, nor any of its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (collectively, the “Company Parties”), gives any warranties in relation to these matters. The Subscriber further understands and agrees to each of the following: (a) other than with respect to tax documents in the case of an election to receive paper versions, none of the Company Parties will be under any obligation to provide the Subscriber with paper versions of any Communications; (b) electronic Communications may be provided to the Subscriber via e-mail or a website of a Company Party upon written notice of such website’s internet address to such Subscriber, and in order to view and retain the Communications, the Subscriber’s computer hardware and software must, at a minimum, be capable of accessing the Internet, with connectivity to an internet service provider or any other capable communications medium, and with software capable of viewing and printing a portable document format file created by Adobe Acrobat; (c) the Subscriber must have a personal e-mail address capable of sending and receiving e-mail messages to and from the Company Parties; (d) if these software or hardware requirements change in the future, a Company Party will notify the Subscriber through written notification; (e) to facilitate these services, the Subscriber must provide the Company with his or her current e-mail address and update that information as necessary, and unless otherwise required by law, the Subscriber will be deemed to have received any electronic Communications that are sent to the most current e-mail address that the Subscriber has provided to the Company in writing; (f) none of the Company Parties will assume liability for non-receipt of notification of the availability of electronic Communications in the event the Subscriber’s e-mail address on file is invalid, the Subscriber’s e-mail or Internet service provider filters the notification as “spam” or “junk mail,” there is a malfunction in the Subscriber’s computer, browser, internet service or software, or for other reasons beyond the control of the Company Parties; and (g) solely with respect to the provision of tax documents by a Company Party, the Subscriber agrees to each of the following: (i) if the Subscriber does not consent to receive tax documents electronically, a paper copy will be provided, and (ii) the Subscriber’s consent to receive tax documents electronically continues for every tax year of the Company until the Subscriber withdraws its consent by notifying the Company in writing.

11. Subscription Procedures. Each Subscriber, by providing his or her name and subscription amount and clicking “accept” and/or checking the appropriate box on the Platform (“Online Acceptance”), confirms such Subscriber’s investment through the Platform and confirms such Subscriber’s electronic signature to this Agreement. Subscriber agrees that his or her electronic signature as provided through Online Acceptance is the legal equivalent of his or her manual signature on this Agreement and Online Acceptance establishes such Subscriber’s acceptance of the terms and conditions of this Agreement.

THE SUBSCRIBER CERTIFIES THAT SUBSCRIBER HAS READ THIS ENTIRE AGREEMENT AND THAT EVERY STATEMENT MADE BY THE SUBSCRIBER HEREIN IS TRUE AND COMPLETE.

THE COMPANY MAY NOT BE OFFERING THE SHARES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SHARES ARE NOT BEING OFFERED. THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE SUBSCRIBERS IN CONNECTION WITH THE OFFERING. NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN ANY OFFERING MATERIALS, AND NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE COMPANY.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT, IN WHOLE OR IN PART, FOR ANY REASON OR FOR NO REASON, ANY PROSPECTIVE INVESTMENT IN THE SHARES OR TO ALLOT TO ANY PROSPECTIVE SUBSCRIBER LESS THAN THE DOLLAR AMOUNT OF SHARES SUCH SUBSCRIBER DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SHARES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

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20/20 GENESYSTEMS, INC. SERIES C PREFERRED STOCK SUBSCRIPTION AGREMEENT

The undersigned, desiring to enter into the Series C Preferred Stock Subscription Agreement, dated as of _________________________ (the “Subscription Agreement”), between the undersigned, 20/20 GeneSystems, Inc., a Delaware corporation (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned and purchase the shares of Series C Preferred Stock (the “Shares”) of the Company as set forth below, hereby agrees to purchase such Shares from the Company and further agrees to join the Subscription Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations section in the Subscription Agreement entitled “Representations and Warranties of the Subscriber,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Subscriber.

The undersigned Subscriber hereby elects to purchase _____________Shares ($________________) under the Subscription Agreement.

Signature

Name

Email

Date

20/20 GENESYSTEMS, INC.

By
Name	Jonathan Cohen
Title	Chief Executive Officer
Date

*         *         *         *         *

This Subscription is accepted on ____________________